Exhibit 99.5

[FORM OF BENEFICIAL OWNER ELECTION FORM]

The undersigned acknowledge(s) receipt of your letter and the enclosed materials relating to the grant of non-transferable rights (the “Rights”) to purchase shares of common stock, par value $0.0001 per share (the “Common Stock”), of hopTo, Inc. (the “Company”).

With respect to any instructions to exercise (or not to exercise) Rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by 5:00 p.m., New York City time, on          2020, the last business day prior to the scheduled expiration date of the rights offering of              2020 (which may be extended by the Company).

This will instruct you whether to exercise Rights to purchase shares of Common Stock distributed with respect to the shares of Common Stock held through you as broker, dealer, custodian bank or other nominee for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the prospectus dated               2020 (the “Prospectus”).

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1. [  ] Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

Box 2. [  ] Please EXERCISE RIGHTS for shares of Common Stock as set forth below:

	Number of Shares of Common Stock Subscribed For	Subscription Price		Payment

Basic Subscription Privilege (1)	x	$	=	$	(Line 1)

Total Payment Required				$

(1)	The Basic Subscription Privilege is subject to the restrictions that prohibit stockholders from owning more than 4.9% of the Company’s outstanding shares of Common Stock (calculated immediately upon closing of the Rights Offering, as described in the Prospectus), as discussed in more detail in the Prospectus and the enclosed documents.

Box 3. [  ] Payment in the following amount is enclosed: $

Box 4. [  ] Please deduct payment of $                  from the following account:

(The total of Box 3 and Box 4 must equal the Total Payment Required specified above under Box 2.)

Type of Account:                             Account No.:

[Signature page follows]

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

●	irrevocably elect to purchase the number of shares of Common Stock indicated above upon the terms and conditions specified in the Prospectus; and

●	agree that if I (we) fail to pay for the shares of Common Stock I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other entity acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address (including Zip Code):

Telephone Number: